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Exhibit 99.5

INOVIO BIOMEDICAL CORPORATION

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9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
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Form of Proxy—Special Meeting to be held on [                  ], 2009

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.
Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.
This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.
If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.
The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.
The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.
This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8.
This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by [        ] a.m., Pacific Time, on [                  ], 2009.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone	To Vote Using the Internet
• Call the number listed BELOW from a touch tone telephone.	•	Go to the following web site: www.investorvote.com
1-866-732-VOTE (8683) Toll Free

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER 016780        HOLDER ACCOUNT NUMBER C9999999999        ACCESS NUMBER 99999

Appointment of Proxyholder

I/We, being holder(s) of Inovio Biomedical Corporation hereby appoint: James Heppell and Dr. Avtar Dhillon,	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of Inovio Biomedical Corporation to be held at 11494 Sorrento Valley Road, San Diego, CA 92121, on [                  ], 2009 at [        ] a.m. Pacific Time, and at any adjournment thereof.

	For	Against	Abstain
1. Amended and Restated Agreement and Plan of Merger
Approve a business combination pursuant to an Amended and Restated Agreement and Plan of Merger dated December 5, 2008, as further amended on March 31, 2009, among Inovio, its wholly-owned subsidiary Inovio Acquisition, LLC ("Submerger") and VGX Pharmaceuticals, Inc. ("VGX"), whereby VGX will be merged with and into Submerger, with Submerger as the surviving entity, and Inovio will issue shares of its common stock to VGX stockholders in exchange for all outstanding shares of common stock of VGX and assume all outstanding VGX options, warrants and, on a consolidated basis, convertible debt, on the terms and conditions set forth in the joint proxy statement/prospectus accompanying this proxy card (the "Merger").	☐	☐	☐

	For	Against	Abstain
2. Inovio Amended 2000 Stock Option Plan
Approve an amendment and restatement of the Inovio Amended 2000 Stock Option Plan to clarify the acceleration of vesting of options to purchase shares of Inovio common stock issued and outstanding thereunder and to remove the termination of unexercised options issued and outstanding thereunder at the effective time of the Merger.	☐	☐	☐

Authorized Signature(s)—This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.		/ /

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  Exhibit 99.5
Proxies submitted must be received by [ ] a.m., Pacific Time, on [ ], 2009.